                                                                     EXHIIT 99.1

                              INTEROIL CORPORATION

================================================================================

                           INCENTIVE STOCK OPTION PLAN

                  Applicable to Grants Following August 1, 2002

================================================================================

                                TABLE OF CONTENTS

                                     ARTICLE 1
                                PURPOSE OF THE PLAN

Section 1.1    Purpose.....................................................    1
Section 1.2    Application of Plan.........................................    1

                                     ARTICLE 2
                                  INTERPRETATION

Section 2.1    Defined Terms...............................................    1

                                     ARTICLE 3
                              SHARES SUBJECT TO PLAN

Section 3.1    Shares......................................................    4

                                     ARTICLE 4
                                  ADMINISTRATION

Section 4.1    Administration of the Plan..................................    4
Section 4.2    Limits With Respect to Grants of Options....................    5
Section 4.3    Additional Options..........................................    6
Section 4.4    Interpretation by the Board.................................    6
Section 4.5    Indemnification.............................................    7

                                     ARTICLE 5
                               TERMS AND CONDITIONS

Section 5.1    Option Agreement............................................    7
Section 5.2    Assignability and Transferability...........................    7
Section 5.3    Change of Control...........................................    7
Section 5.4    Take-Over Bids..............................................    9
Section 5.5    Termination; Death..........................................   10

                                     ARTICLE 6
                                EXERCISE OF OPTIONS

Section 6.1    Exercise of Options.........................................   11

                                     ARTICLE 7
                                CERTAIN ADJUSTMENTS

Section 7.1    Adjustments.................................................   12


                                      (i)

                                    ARTICLE 8
                       SHAREHOLDER AND REGULATORY APPROVAL

Section 8.1    Approvals...................................................   14

                                    ARTICLE 9
                       AMENDMENT OR DISCONTINUANCE OF PLAN

Section 9.1    Amendment or Discontinuance.................................   14

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

Section 10.1   Miscellaneous...............................................   15

                                     ADDENDA

SCHEDULE "A"   SHARES SUBJECT TO PLAN
SCHEDULE "B"   CURRENT OPTIONS
SCHEDULE "C"   OPTION AGREEMENT


                                      (ii)

                                    ARTICLE 1
                               PURPOSE OF THE PLAN

SECTION 1.1 PURPOSE.

     The purpose of this Plan is to provide directors, officers, key employees and consultants of the Corporation and its Subsidiaries with an opportunity, through options, to purchase Common Shares of the Corporation, so as to allow such Persons to participate in the future growth and development of the Corporation.

SECTION 1.2 APPLICATION OF PLAN.

     All Options granted from and after the date hereof shall be granted upon the terms and subject to the conditions provided in this Plan.

                                    ARTICLE 2
                                 INTERPRETATION

SECTION 2.1 DEFINED TERMS.

     Where used herein, the following terms will have the following meanings:

"ASSOCIATE" has the meaning given to it in the Securities Act (Ontario).

"ASX" means The Australian Stock Exchange.

"BOARD" means the board of directors of the Corporation or, if established and duly authorized to act by the board of directors, a committee of the board of directors of the Corporation.

"BONUS ISSUE" means a dividend that is paid in the form of shares of the Corporation pursuant to the provisions of the Business Corporations Act (New Brunswick).

"CAUSE" means any act or omission of the Eligible Person that would, under applicable law, permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee.

"CHANGE OF CONTROL" means:

     (a) a reorganization, amalgamation or merger (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Corporation and any one or more of its Subsidiaries, with respect to which all or substantially all of the Persons who were the beneficial owners of the Common Shares immediately prior to such reorganization, amalgamation, merger or plan of arrangement do not, following the completion of such reorganization, amalgamation, merger (or plan of arrangement in respect thereof), beneficially own, directly or indirectly, more than fifty PERCENT (50%) of the resulting voting shares of the resulting or successor entity on a fully-diluted basis (and for greater certainty, this will not include a public offering or private placement out of treasury); or

     (b) the sale to a person other than a Subsidiary of the Corporation of all or substantially all of the Corporation's assets.

"COMMON SHARES" means the common shares of the Corporation, as the same may be designated or re-designated from time to time, or, in the event of an adjustment contemplated by Section 7.1 hereof, such other shares or securities to which any Optionee may be entitled upon the exercise of an Option as a result of such adjustments.

"CONTROL" has the meaning and interpretation given to it in the Securities Act (Ontario) and derivations thereof will have corresponding meanings.

"CORPORATION" means InterOil Corporation, including any successor corporation thereto.

"DIRECTOR" has the meaning given to it in the Securities Act (Ontario).

"ELIGIBLE PERSONS" means those Persons to whom an Option may be granted hereunder pursuant to Article 4.

"EXPIRY DATE" means the date that an Option is no longer exercisable as set out in the relevant Option Agreement.

"GOVERNMENTAL ENTITY" means any applicable: (a) multinational, federal, provincial, state, municipal, local or other governmental or public department, commission, board, bureau or agency; (b) any subdivision or authority of any of the foregoing; or (c) any quasi-governmental body exercising (with proper jurisdiction) any regulatory or taxing authority under or in respect of any of the above.

"INSIDER" means an "insider" of the Corporation as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and includes an associate of an insider.

"LISTING RULES" means the Listing Rules of the ASX.

"MARKET PRICE" means the closing price of the Common Shares on the TSX on the trading day prior to the date of the grant of the Option. In the event that the

Common Shares did not trade on such day, the Option Price will be determined based on the weighted average closing price of the Common Shares for the five days immediately preceding the date of the grant of the Option on which the Common Shares traded.

"OFFICER" has the meaning given to it in the Securities Act (Ontario).

"OPTION" means an option to purchase Common Shares granted to an Optionee under this Plan.

"OPTION AGREEMENT" has the meaning provided in Section 5.1 hereof.

"OPTION PRICE" has the meaning provided in Section 4.1(1)(b).

"OPTIONEE" means any person to whom an Option is granted pursuant to the terms of this Plan.

"OUTSTANDING ISSUE" means that number of Common Shares issued and outstanding, on a non-diluted basis, at any point in time, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one-year period.

"PERSON" means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative; and pronouns have a similar meaning.

"PLAN" means this Incentive Stock Option Plan as embodied herein, as the same may be amended or varied from time to time.

"SERVICE PROVIDER" means:

     (a)  an employee of the Corporation or a Subsidiary;

     (b) a person or company engaged under a written contract with the Corporation or a Subsidiary to provide ongoing management or consulting services for the Corporation or for a Subsidiary; and

     (c)  officers and directors of the Corporation or a Subsidiary.

"SHARE COMPENSATION ARRANGEMENT" means an option, an option plan, an employee stock purchase plan or any other compensation or incentive mechanism, involving the issuance or potential issuance of Common Shares to one or more service providers, including a share purchase from treasury which is financially assisted by the company by way of a loan, guaranty or otherwise.

"SUBSIDIARY" means a subsidiary of the Corporation as "subsidiary" is defined in the Securities Act (Ontario).

"TSX" means the Toronto Stock Exchange.

"VESTING DATE" means the date or dates determined in accordance with Section 4.1(1)(d) on and after which a particular Option, or part thereof, may be exercised, subject to amendment from time to time in accordance with the terms hereof.

                                    ARTICLE 3
                             SHARES SUBJECT TO PLAN

SECTION 3.1 SHARES.

(1) Options to purchase the aggregate number of Common Shares set forth in Schedule "A" hereto may be granted by the Corporation to Eligible Persons at the Option Price as determined from time to time by the Board pursuant to Section 4.1(1)(b).

(2) The Board shall allot and reserve for issuance that number of Common Shares set forth in Schedule "A".

(3) If any Option granted under this Plan or referred to in Section 3.1(4) terminates, expires or, with the consent of the Optionee, is cancelled, new Options may thereafter be granted covering such Common Shares, subject to regulatory approval if such Options are re-granted to the same Person on different terms.

(4) As at the date this Plan was initially approved the Corporation had granted to Eligible Persons options to purchase Common Shares as set out in Schedule "B". All such Common Shares, being shares subject to share compensation arrangements, will reduce the number of Common Shares that may be subject to Options hereunder.

(5)  No fractional Common Shares may be purchased or issued under this Plan.

                                    ARTICLE 4
                                 ADMINISTRATION

SECTION 4.1 ADMINISTRATION OF THE PLAN.

(1) The Board shall administer the Plan. Subject to the provisions of the Plan, the Board has the power to:

     (a) determine and designate from time to time those Eligible Persons to whom Options are to be granted, and the number of Common Shares over which Options are to be granted to each such Eligible Person;

     (b) determine the exercise price per Common Share (the "OPTION PRICE") at which Common Shares may be purchased under an Option, such price to be determined by the Board at the time any Option is granted (or at the time any Option is re-priced);

     (c) re-set the Option Price for an Option, subject to regulatory approval; and

     (d) determine the time or times when, and the manner in which, each Option shall be exercisable and the duration of the exercise period.

SECTION 4.2 LIMITS WITH RESPECT TO GRANTS OF OPTIONS.

(1) While the Common Shares are listed on the TSX, the following limits apply and must be considered prior to any grant of an Option:

     (a) Options may only be granted to a service provider or to a personal holding company controlled by a service provider, or to a registered retirement savings plan (or similar retirement plan or trust) established by a service provider, and provided that, in each case, the service provider is a service provider at the time of the grant.

     (b) The maximum number of Common Shares that may be reserved for issuance pursuant to Options to or for the benefit of insiders, together with any other previously established or proposed share compensation arrangements may not at any time exceed 10% of the outstanding issue.

     (c) The maximum number of Common Shares that may be issued under the Plan to insiders, together with any other previously established or proposed share compensation arrangements, within any one-year period, may not exceed 10% of the outstanding issue.

     (d) The maximum number of Common Shares that may be issued under the Plan to or for the benefit of any one Eligible Person, together with any other previously established or proposed share compensation arrangements for such person, within any one-year period, may not exceed 5% of the outstanding issue.

     (e) In no event may the Option Price be less than the Market Price of the Common Shares.

     (f) No Option may be granted that is exercisable for more than 10 years from the date of the grant of the Option.

     (g) The maximum number of Common Shares that may be reserved for issuance pursuant to Options to or for the benefit of any one Eligible Person may not at any time exceed 5% of the outstanding issue.

(2)  If the Common Share are not then listed on the TSX, the provisions of
     Section 4.2(1) apply, except that Market Price will mean the closing price of the Common Shares on the trading day prior to the date of the grant of the Option on the exchange on which the Common Shares then trade, or if no trading occurred, the average of the bid and ask prices of the Common Shares on such day. In the event that the Common Shares are not listed on any stock exchange, Market Price will mean the fair market value of the Common Shares as determined by the Board.

(3) For the purposes of Section 4.2(1), an entitlement to acquire Common Shares granted under any share compensation arrangement prior to the Optionee becoming an insider may be excluded in determining the number of Common Shares issuable to insiders.

(4) Notwithstanding anything else in this Section 4.2, the Option Price for Options granted to a director of the Corporation as at January 1 of a calendar year may be less than the Market Price, provided that the Option Price is calculated based on the weighted average of the closing prices on the TSX of the Common Shares on the 15 trading days ending on the last trading day of the December prior to such grant.

SECTION 4.3 ADDITIONAL OPTIONS.

     An Optionee may, if he or she is otherwise eligible, be granted an additional Option or Options under this Plan or any other incentive plans of the Corporation if the Board shall so determine.

SECTION 4.4 INTERPRETATION BY THE BOARD.

     The Board may interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Board may, in its discretion, treat all or any portion of any period during which an Optionee is on an approved leave of absence from the Corporation or a Subsidiary, as the case may be, for the purpose of accrual of their rights under their Options. Any interpretation or other action made or taken by the Board shall be final, binding and conclusive.

SECTION 4.5 INDEMNIFICATION.

     No member of the Board shall be liable for any action, interpretation or determination made in good faith pursuant to this Plan. To the full extent permitted by law, the Corporation shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding in respect of this Plan by reason of the fact that such person is or was a member of the Board.

                                    ARTICLE 5
                              TERMS AND CONDITIONS

SECTION 5.1 OPTION AGREEMENT.

     Each Option granted under this Plan shall be evidenced by an agreement, substantially in the form attached as Schedule "C" (an "OPTION AGREEMENT"), absent which no Option will be considered to have been granted. Unless the Option Agreement provides otherwise, the Optioned Shares (as defined in the Option Agreement) will become exercisable as to 1/3 on each anniversary of the date of the grant of the Option and the Option will not be exercisable following that date that is 5 years from the date of grant of the Option.

SECTION 5.2 ASSIGNABILITY AND TRANSFERABILITY.

     Each Option granted pursuant to this Plan shall, during the Optionee's lifetime, be exercisable only by the Optionee, and no Option, nor any right thereunder, shall be assignable or transferable by the Optionee.

SECTION 5.3 CHANGE OF CONTROL

(1) In the event of: (i) a Change of Control; or (ii) a merger, amalgamation, arrangement, business combination or other transaction pursuant to which the Common Shares of the Corporation are converted into, or exchanged for, other property, whether in the form of securities of another corporation, cash or otherwise (each a "SUBSTITUTION EVENT"), then, unless Section 5.4 applies, any surviving or acquiring corporation must assume any Option outstanding under the Plan on the same terms and conditions as the Plan or substitute or replace similar options (including the right to acquire the same consideration paid to the securityholders in the transaction effecting the Substitution Event) for those Options outstanding under the Plan on the same terms and conditions as the Plan (in each case at an exercise price for such replaced, substituted or replacement option at such amount as the Board may determine as being the fair value for the underlying shares as at the date of such Change of Control or Substitution Event).

(2) No fractional Common Shares or other security will be issued upon the exercise of any Option and, accordingly, if as a result of a Substitution Event, an Optionee would become entitled to a fractional Common Share or other security, such Optionee will have the right to acquire only the next lowest whole number of Common Shares or other security and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(3) Notwithstanding any other provision of this Plan, in the event of a potential Change of Control or other Substitution Event, the Board will have the power, if determined appropriate, subject to any required stock exchange or Governmental Entity approvals, but without the necessity or requirement for the agreement of any Optionee: (i) to terminate, conditionally or otherwise and on such terms as it sees fit, the Options not exercised following the successful completion of such Change of Control or Substitution Event; and (ii) subject to Section 5.3(4) and Section 5.3(5), to accelerate the Vesting Date and/or the Expiry Date or otherwise modify the terms of the Options to assist the Optionees to obtain the advantage of holding Common Shares during the Change of Control or Substitution Event. The Board will promptly notify each Optionee in writing of any acceleration of the Vesting Dates and/or of the Expiry Dates, as the case may be.

(4) If, upon the announcement or contemplation of any event properly characterized as a Change of Control or Substitution Event, the Board exercises its discretion to accelerate the Vesting Dates and/or the Expiry Dates of any or all Options, the Board may determine that any exercise until the completion of such Change of Control or Substitution Event will be conditional. In such case, an Optionee that wishes to exercise his or her Options, must deliver an exercise notice together with the aggregate Option Price in the manner specified herein, which will each be held in trust by the Corporation. If the Change of Control or Substitution Event referred to in this Section 5.3 is completed at the time specified therein (as the same may be extended), the exercise will be deemed to be unconditional and the aggregate Option Price will be applied to the purchase of Common Shares as specified in the exercise notice. If the Change of Control or Substitution Event referred to in this Section 5.3 is not completed at the time specified therein (as the same may be extended), the exercise notice and the aggregate Option Price will be returned to the Optionee.

(5)  If the Change of Control or Substitution Event referred to in this Section
     5.3 is not completed within the time specified therein (as the same may be extended), the Options that vested pursuant to this Section 5.3 must be returned by the Optionee to the Corporation and will be reinstated as unvested Options and the original terms applicable to such Options will apply.

SECTION 5.4 TAKE-OVER BIDS.

(1) In the event of a potential change of control following a take-over bid (as defined herein), then the Corporation will, immediately upon receipt of the notice of the offer to purchase, notify each Optionee of the offer, with full particulars thereof. For purposes of this Section 5.4(1), "POTENTIAL CHANGE OF CONTROL FOLLOWING A TAKE-OVER BID" will be deemed to occur upon a formal bid or tender offer for Common Shares being made (other than by the Corporation or Subsidiary of the Corporation, or an employee benefit plan established or maintained by the Corporation or any Subsidiary) as a result of which the offeror and its affiliates would, if successful, beneficially own, directly or indirectly, fifty percent (50%) or more of the Common Shares then outstanding. In such event, all Options so vested will be exercisable until their respective Expiry Dates so as to permit the Optionee to tender the Common Shares received upon such exercise pursuant to the bid or offer, unless otherwise determined by the Board in accordance with Section 5.4(2) below.

(2) Upon the announcement or contemplation of any event properly characterized as a potential change of control following a take-over bid, the Board will have the power, if determined appropriate, subject to any required stock exchange or Governmental Entity approvals, but without the necessity or requirement for the agreement of any Optionee, to: (i) to terminate, conditionally or otherwise and on such terms as it sees fit, the Options not exercised following the successful completion of such event; and (ii) subject to Section 5.4(3) and Section 5.4(4), to accelerate the Vesting Date and/or the Expiry Date or otherwise modify the terms of the Options to assist the Optionees to tender their Common Shares into the take-over bid. The Board will promptly notify each Optionee in writing of any acceleration of the Vesting Dates and/or of the Expiry Dates, as the case may be.

(3) If, upon a potential change of control following a takeover bid, the Board exercises its discretion to accelerate the Vesting Dates and/or the Expiry Dates of any or all Options, the Board may determine that any exercise until the completion of such takeover bid will be conditional. In such case, an Optionee that wishes to exercise his or her Stock Options, must deliver an exercise notice together with the aggregate Option Price in the manner specified herein, which will each be held in trust by the Company. If the takeover bid referred to in this Section 5.4 is completed at the time specified therein (as the same may be extended), the exercise will be deemed to be unconditional and the aggregate Option Price will be applied to the purchase of Common Shares as specified in the exercise notice. If the takeover bid referred to in this Section 5.4 is not completed at the time specified therein (as the same may be extended), the exercise notice and the aggregate Option Price will be returned to the Optionee.

(4) If the takeover bid referred to in this Section 5.4 is not completed within the time specified therein (as the same may be extended), the Options that vested pursuant to this Section 5.4 must be returned by the Optionee to the Corporation and will be reinstated as unvested Options and the original terms applicable to such Options will apply.

SECTION 5.5 TERMINATION; DEATH.

(1) Subject to Section 5.5(1), Section 5.5(2) and Section 5.5(3) if, before the Expiry Date, an Optionee's employment, office, directorship or consultancy with the Corporation or a Subsidiary terminates for any reason whatsoever (and the Optionee is no longer eligible to receive an Option under the Plan), the right to exercise any part of an Option that has not vested will immediately cease, provided however that such Optionee may exercise any Option held by such Optionee at any time prior to the date that is 90 days after the date on which the employment, office, directorship, or consultancy of such Optionee terminated, but only to the extent that such Optionee's right to exercise such Option had vested at the date of the termination of their employment, office, directorship or consultancy. Such right is subject to any more restrictive terms as may be contained in the applicable Option Agreement and any other terms of this Plan, and may only be exercised provided that such exercise and the issuance of Common Shares thereafter may be completed without the necessity of filing a prospectus or similar document or of registering such Common Shares with any securities regulatory authority or other governmental entity having jurisdiction over the Corporation..

(2) For the purposes of Section 5.5(1) if the Optionee's employment, office, directorship or consultancy terminated because the Optionee is deceased, the Options of such Optionee may be exercised by the legal personal representative(s) of the estate of such Optionee and provided that such exercise and issuance of Common Shares may be completed without the necessity of filing a prospectus or similar document or of registering such Common Shares with any securities regulatory authority or other governmental entity having jurisdiction over the Corporation.

(3) If an Optionee who is an employee or officer has his or her employment or office terminated by the Corporation or a Subsidiary for Cause, all vested and unvested Options held by such Optionee will immediately terminate and become null, void and of no effect on the date on which the Corporation, or any of its Subsidiaries, gives a notice of termination for Cause to such Optionee.

(4) For the purposes of this Section 5.5 and the Plan, and for greater certainty, an Optionee's employment, office or directorship will be considered to be terminated if such employment, office or directorship is with a Subsidiary and such Subsidiary is no longer a Subsidiary under the terms of this Plan and the Optionee is not otherwise, after such time, an Eligible Person.

(5) For the purposes of this Section 5.5, the termination of the employment or office of an Optionee will be considered to occur on the date that the Corporation or a Subsidiary terminates the employment or office of such Optionee, whether lawfully or unlawfully, or the date that the Optionee tenders his or her resignation, and no period of notice that is given or ought to have been given under any employment agreement or under applicable law in respect of such termination of employment or office shall be utilized in determining the Optionee's entitlement to exercise any part of an Option held by the Optionee.

(6) For the purposes of this Article 5, references to "Optionee" include the principal of such Optionee where the Optionee is not an employee, officer or director of the Corporation or a Subsidiary.

                                    ARTICLE 6
                               EXERCISE OF OPTIONS

SECTION 6.1 EXERCISE OF OPTIONS.

(1) Subject to the provisions of this Plan, an Option may be exercised at any time before the Expiry Date by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Common Shares to be purchased. Certificates for such Common Shares shall be issued and delivered to the Optionee exercising such Option within a reasonable time following the receipt of such notice and payment.

(2) Notwithstanding any of the provisions contained in this Plan, the Corporation's obligation to issue Common Shares to an Optionee pursuant to the exercise of an Option will be subject to:

     (a) the right to purchase the Common Shares in respect of which such Option is being exercised having vested;

     (b) completion of such registration or other qualification of such Common Shares and/or obtaining the approval of, or making of such filings with, any Governmental Entity or other regulatory authority as the

          Corporation determines in its sole discretion is necessary or advisable in connection with the issuance of such Common Shares;

     (c) the listing of such Common Shares on any stock exchange on which the Common Shares may then be listed; and

     (d) the receipt from the Optionee exercising such Option of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

(3) For the purposes of Section 6.1(2), the Corporation will, to the extent, and subject to the other terms of this Plan, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Common Shares (but for greater certainty not in connection with the trading in such Common Shares following the issuance thereof) in compliance with applicable securities laws and for the listing of such Common Shares on any stock exchange on which the Common Shares are then listed.

                                    ARTICLE 7
                               CERTAIN ADJUSTMENTS

SECTION 7.1 ADJUSTMENTS.

(1) Appropriate adjustments in the number of Common Shares subject to this Plan, and, as regards Options granted, in the number of Common Shares that may be purchased upon exercise thereof, will be made by the Board to give effect to adjustments in the number of Common Shares that are authorized or that are outstanding from time to time resulting from subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Corporation or other relevant changes in the capital stock of the Corporation.

(2)  Without limiting Section 7.1(1), in the event of:

     (a) a pro rata issue (except a bonus issue) to the holders of Common Shares the Option Price of an Option will be reduced according to the following formula:

               O' = O - E (P - (S + D))
                        ---------------
                             N + 1

               O' = the new Option Price of the Option

               O = the old Option Price of the Option

               E = the number of Common Shares into which one Option is exercisable

               P = the average market price per Common Share (weighted by reference to volume of the Common Shares during the five trading days on the ASX ending on the day before the ex-rights date or ex-entitlements date)

               S = the subscription price for a Common Share under the pro rata issue

               D = the dividend due but not yet paid on the Common Shares (except those to be issued under the pro rata issue)

               N = the number of Common Shares with rights or entitlements that must be held to receive a right to one new Common Share

     (b) If there is a bonus issue payable to the holders of the Common Shares, then from an after the record date for such bonus issue the number of Common Shares for which an Option is exercisable will be increased by the number of Common Shares that the holder of the Option would have received if the Option had been exercised before the record date for the bonus issue.

     (c) In any consolidation of the Common Shares the number of Common Shares for which an Option is exercisable must be consolidated using the same ratio as the Common Shares and the Option Price must be amended in inverse proportion to that ratio.

     (d) In any subdivision of the Common Shares the number of Common Shares for which an Option is exercisable must be subdivided using the same ratio as the Common Shares and the Option Price must be amended in inverse proportion to that ratio.

     (e) In a return of capital on the Common Shares the number of Common Shares for which an Option is exercisable must remain the same but the Option Price must be reduced by the same amount as the amount returned in relation to each Common Share.

     (f) In a reduction of capital by a cancellation of paid up capital in respect of the Common Shares that is lost or not represented by available assets where no securities are cancelled the number of Common Shares for which an Option is exercisable and the Option Price must remain unaltered.

     (g) In a pro rata cancellation of capital in respect of the Common Shares the number of Common Shares for which an Option is exercisable must be reduced in the same ratio as the capital in respect of the Common Shares and the Option Price of each Option must be amended in inverse proportion to that ratio.

     (h) In any other case the number of Common Shares for which an Option is exercisable or the Option Price or both must be changed so that the holder of the Option will not receive a benefit that holders of Common Shares do not receive. This rule does not prevent a rounding up of the number of Common Shares to be received on exercise of an Option if the rounding up is approved by holders of Common Shares at the meeting at which the relevant event is approved.

     (i) The changes and adjustments in this Article 7 are cumulative and not exclusive of each other.

                                    ARTICLE 8
                       SHAREHOLDER AND REGULATORY APPROVAL

SECTION 8.1 APPROVALS.

     This Plan (including any amendment) is subject to the approval of the shareholders of the Corporation and to acceptance by the TSX, as applicable. Any Options granted under this Plan prior to such approval and acceptance, if necessary, will be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

                                    ARTICLE 9
                       AMENDMENT OR DISCONTINUANCE OF PLAN

SECTION 9.1 AMENDMENT OR DISCONTINUANCE.

(1) Subject to Section 9.1(2) and Section 9.1(3) the Board may from time to time amend, suspend, terminate or discontinue this Plan, provided, however, that no such amendment may, without the written consent of an Optionee except as explicitly provided in the Plan, alter or impair any Option previously granted to such Optionee under this Plan.

(2) Any amendment to this Plan is subject to applicable governmental, regulatory or shareholder approval, including, without limitation, approval of the ASX or the TSX, as applicable.

(3)  Despite Section 9.1(1) and 9.1(2) and any other section of this Plan:

     (a) the terms of any Options previously granted may not (except as permitted under Article 7) be varied where the effect of such variation is to reduce the Option Price, increase the period for exercise of an Option or increase the number of Common Shares received on exercise of the Option; and

     (b) the Option's terms may be changed as necessary to comply with applicable regulatory requirements as may be necessary from time to time.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

SECTION 10.1 MISCELLANEOUS.

(1) An Optionee will not, as such, have any rights as a shareholder of the Corporation with respect to any of the Common Shares subject to an Option until such Optionee has exercised such Option in accordance with the terms of this Plan (including tendering payment in full of the Option Price of the Common Shares in respect of which the Option is being exercised) and the Corporation has issued such Common Shares to the Optionee in accordance with the terms of this Plan. For greater certainty, the holding of an Option will not confer on the Optionee, as Optionee, the right to participate in any new issue of Common Shares.

(2) Nothing in this Plan, an Option Agreement or any Option confers upon any Optionee any right to continue in the employ of, or as a director, officer or consultant of, the Corporation or a Subsidiary, or affect in any way the right of the Corporation to terminate that Optionee's employment, office or contract at any time; nor will anything in this Plan be deemed or construed or constitute an agreement, or an expression of intent, on the part of the Corporation or a Subsidiary to extend the employment, office or contract of any Optionee beyond the time that that Optionee would normally be retired pursuant to the provisions of any recent or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which an Optionee would otherwise be retired pursuant to the provisions of any consulting agreement or contract of employment with the Corporation or any Subsidiary.

(3) Subject to its withholding obligations under the applicable tax statutes and regulations, the Corporation does not assume responsibility for the income or other tax consequences to an Optionee in connection with the Plan and Optionees are advised to consult with their own tax advisers with respect to such matters.

(4) The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of this Plan.

(5) If any provision of this Plan, any Option Agreement or any Option contravenes any law, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

(6) The Corporation and every Optionee shall be bound by the terms and conditions of this Plan upon the execution of an Option Agreement.

(7) This Plan shall be governed by and construed in accordance with the laws of the Province of New Brunswick.

     Adopted by the board of directors of the Corporation on February 17, 2003, with effect for grants of Options from August 1, 2002, as amended as of June 29, 2004, as amended ____________, 2005.


                                  By:
                                      ------------------------------------------
                                      Name: Graeme K. Alexander
                                      Title: Secretary

     Approved by the shareholders of the Corporation on June 25, 2003 and June 29, 2004.


                                  By:
                                      -----------------------------------------
                                      Name: Graeme K. Alexander
                                      Title: Secretary

                                  SCHEDULE "A"
                             SHARES SUBJECT TO PLAN


          Two million five hundred thousand (2,500,000) Common Shares

                                  SCHEDULE "B"
                                 CURRENT OPTIONS

Option in respect of one million five hundred and sixteen thousand five hundred (1,516,500) Common Shares as at August 1, 2002.

                                  SCHEDULE "C"
                                OPTION AGREEMENT

     OPTION AGREEMENT dated _________________, 20__ between InterOil Corporation, a corporation existing under the laws of the Province of New Brunswick (the "CORPORATION") and __________________________, an individual residing in _______________________ (the "OPTIONEE").

     WHEREAS the Corporation has adopted an Incentive Option Plan amended as of June 29, 2004 (the "2002 PLAN"), which 2002 Plan provides for the granting of options to Eligible Persons (as defined in the 2002 Plan) to purchase Common Shares in the capital of the Corporation following August 1, 2002;

     AND WHEREAS the Optionee is an Eligible Person and will render faithful and efficient service to the Corporation and its Subsidiaries in that capacity;

     AND WHEREAS the Corporation desires to continue to receive the benefit of the services of the Optionee and to more fully identify his or her interest with the Corporation's and its Subsidiaries' future and success;

     AND WHEREAS the Board approved the granting to the Optionee of an Option to purchase Common Shares upon the terms and conditions hereinafter provided by resolution adopted on __________________________, 20__;

     NOW THEREFORE in consideration of the foregoing and the mutual agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1 OPTION TO PURCHASE.

(1) The Corporation hereby grants to the Optionee, subject to the terms and conditions hereinafter set forth, the right exercisable in accordance with the terms of this Agreement (the "OPTION"), to purchase from the Corporation a maximum of _____________ authorized and unissued Common Shares in the capital of the Corporation (the "OPTIONED SHARES"). The Option Price per Optioned Share at the date of the grant of this Option is [CDN.] $________________ per Optioned Share, which Option Price is subject to adjustment as provided in the 2002 Plan.

(2) Nothing herein contained or done pursuant hereto shall obligate the Optionee to purchase and pay for any Optioned Shares except those Optioned Shares in respect of which the Optionee has exercised the Option in the manner herein provided.

SECTION 2 VESTING OF THE OPTION.

     The Option shall vest and be exercisable according to the following table:

Date         % of Optioned Shares Vested
----         ---------------------------
__________   0%
__________   33 1/3% for a total of 33 1/3% vested
__________   33 1/3% for a total of 66 2/3% vested
__________   33 1/3% for a total of 100% vested

SECTION 3 TERM.

     The Option shall not be exercisable after the expiration of ____________ years from the date the Option is granted (the "TERM"). At the end of the Term, all vested or unvested rights forming part of the Option granted hereunder shall expire and be null and void and, for greater certainty will no longer be exercisable.

SECTION 4 AGREEMENT AND OPTION SUBJECT TO 2002 PLAN.

(1) This Agreement and the Option shall be subject in all respects to the provisions of the 2002 Plan, which provisions are incorporated herein. To the extent that the terms of this Agreement or the Option conflict with the 2002 Plan, the 2002 Plan prevails.

(2) The Option may only be exercisable in accordance with this Agreement, which includes the 2002 Plan.

(3) The Optionee acknowledges that he, she or it has reviewed the 2002 Plan and the terms of this Agreement and has had the opportunity to consult with legal, financial and tax advisors as necessary in order to fully understand the consequences of the grant of the Option and any exercise thereof.

(4) Terms used herein and defined in the 2002 Plan have the meanings given to them in the 2002 Plan.

SECTION 5 MANNER OF EXERCISE OF OPTION.

     During the Term, the Optionee, subject to the provisions of this Agreement, may exercise the Option to purchase, on a cumulative basis, to the extent hereinafter provided, all or any part of the number of Optioned Shares that have vested in accordance with Section 2 until the total number of Optioned Shares stated in
Section 1 has been purchased, provided, however, that the Option may only be exercised during the Term in multiples of _______ Optioned Shares or such fewer number of Optioned Shares as may remain.

SECTION 6 NOTICE OF EXERCISE OF OPTION.

     This Option shall be exercised upon providing written notice to the Corporation in the manner provided in Section 9 (the "NOTICE"), which Notice shall specify the number of vested Optioned Shares to be acquired, and which Notice shall be accompanied by payment in full to the Corporation of the Option Price for such Optioned Shares by cash or certified cheque.

SECTION 7 SHAREHOLDER RIGHTS.

     An Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distributions therefrom), unless and only to the extent that the Optionee has exercised the Option and become a holder of such Optioned Shares.

SECTION 8 TRANSFER OF OPTION.

     The Option granted pursuant to this Agreement, and any rights in respect thereof or hereunder, shall not be assignable or transferable by the Optionee.

SECTION 9 NOTICE.

     Any notice required or permitted to be given hereunder shall be given in accordance with, and subject to, the provisions of the 2002 Plan.

SECTION 10 GOVERNING LAW.

     This Agreement and the Option shall be governed by and interpreted and enforced in accordance with the laws of New Brunswick.

SECTION 11 REPRESENTATION OF THE CORPORATION.

     The Corporation represents and agrees that the Optionee is eligible to be granted an Option under the rules of the stock exchange(s) that the Common Shares are then listed and posted for trading and under the terms of the 2002 Plan.

SECTION 12 OTHER SECURITIES.

     The provisions of this Agreement apply mutatis mutandis to any other shares or other securities of the Corporation or any successor or assign thereof into which the Optioned Shares are converted, exchanged or otherwise changed, or acquired by way of dividend or distribution thereon all as set out in the 2002 Plan.

SECTION 13 SEVERABILITY.

     If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

SECTION 14 AMENDMENT

     Any amendment to the terms of this Agreement or an Option is subject to any necessary regulatory approval and may require the approval of shareholders of the Corporation. Any such amendment may be subject to terms imposed by the relevant regulatory authority.

SECTION 15 TIME OF THE ESSENCE.

     Time will be of the essence in this Agreement.

SECTION 16 ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement between the Corporation and the Optionee relating to the subject matter hereof and supersedes all prior agreements and undertakings, oral or written, between the parties hereto with respect to the subject matter hereof.

SECTION 17 ENUREMENT.

     This Agreement shall enure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Optionee and any legal personal representative of the Optionee.

SECTION 18 COUNTERPARTS.

     This Agreement may be executed in counterparts and may be executed by facsimile, and each counterpart, whether original or facsimile, taken together will constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have caused this Option Agreement to be executed as of the date first written above.

                                  INTEROIL CORPORATION


                                  By:
                                      ------------------------------------------
                                      Authorized Signing Officer

                                      ------------------------------------------
                                      NAME OF OPTIONEE


                                      ------------------------------------------
                                      SIGNATURE OF OPTIONEE

                                      Address:

                                      ------------------------------------------

                                      ------------------------------------------